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                                    EXHIBIT 10.37


                                 ASSUMPTION AGREEMENT


    THIS AGREEMENT entered into this   22ND   day of August, 1997, between
GENERAL MOTORS ACCEPTANCE CORPORATION (HEREINAFTER REFERRED TO AS "GMAC") , having a notice address of 6303 Waterford Boulevard, Suite 100, Oklahoma City, Oklahoma 73118, and CROSS-CONTINENT AUTO RETAILERS, INC. A DELAWARE CORPORATION (HEREINAFTER REFERRED TO AS "C-CAR"), having a notice address of 1201 South Taylor Street, P.O. Box 750, Amarillo, Texas 79105-0750.

                                   R E C I T A L S

    WHEREAS, C-CAR has entered into an agreement with PERFORMANCE DODGE, INC. under which C-CAR is to purchase all of PERFORMANCE DODGE, INC.'S right, title or interest in two (2) tracts of land lying and situated in the Southeast Quarter (SE/4) of Section Ten (10), Township Eleven (11) North, Range Two (2) West of the Indian Meridian, Oklahoma County, Oklahoma, more particularly described upon Exhibit "A" attached and made a part hereof; and

    WHEREAS, a portion of the consideration for C-CAR'S purchase of the above referenced property from PERFORMANCE DODGE, INC., is C-CAR'S assumption and agreement to pay according to the terms and provisions thereof all the unpaid principal balance of and all interest thereon accruing upon that certain Promissory Note, dated December 4, 1995, in the original principal amount of ONE MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($1,850,000.00) ("the Promissory Note") executed by PERFORMANCE DODGE, INC., and payable to GMAC, a true and correct copy of said Promissory Note is attached hereto marked Exhibit "B" and made a part hereof; and

    WHEREAS, the Promissory Note in favor of GMAC executed by PERFORMANCE
DODGE, INC., is secured by a certain Mortgage, Assignment and Security Agreement dated December 4, 1995, and recorded on December 7, 1995, in Book 6826 at Page 1055, in the office of the County Clerk of Oklahoma County, Oklahoma, as well as secured by a Uniform Commercial Code Financing Statement (Form UCC-1) filed in the office of the County Clerk of Oklahoma County, Oklahoma; and

    WHEREAS, C-CAR has requested, and GMAC has agreed, to release PERFORMANCE DODGE, INC. of any liability to GMAC if GMAC would allow C-CAR to assume the payment of the indebtedness evidenced by the Promissory Note and secured by the Mortgage; and

    WHEREAS, GMAC has consented to the request of C-CAR to release


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PERFORMANCE DODGE, INC. subject to the agreements and stipulations set forth here.

    NOW THEREFORE, in consideration of the foregoing, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1. C-CAR does hereby assume and agree to pay the indebtedness evidenced by the Promissory Note, and to assume, keep, observe and perform the obligations, covenants and agreements under the Promissory Note and the Mortgage, Assignment and Security Agreement, in the manner, at the times, and in all other respects as therein provided.

    2. C-CAR acknowledges and agrees that each and every term and provision of the Promissory Note and the Mortgage, Assignment and Security Agreement is in full force and effect, and agrees that all right, remedies, titles, liens, security interests and equities evidenced and created by the Mortgage, Assignment and Security Agreement are valid and subsisting, and are hereby recognized, renewed, extended and continued in full force and effect to secure the payment of the indebtedness evidenced by the Promissory Note and assumed by C-CAR in accordance with the terms hereof. C-CAR covenants and agrees that to the best of its knowledge there exists no event of default under the Promissory Notes, the Mortgage, Assignment and Security Agreement or other document or agreement executed in connection with the Promissory Note; and that to the best of its knowledge there are no defenses, counter-claims or offsets to the Promissory Note, the Mortgage, Assignment and Security Agreement or any document or agreement executed in connection with the Promissory Note.

    3. C-CAR and GMAC acknowledge and agree that the current unpaid principal balance of the Promissory Note as of the date hereof is as follows:

          ORIGINAL BALANCE               CURRENT BALANCE
          ----------------               ---------------

          $1,850,000.00                  $

    4. This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. Any modification of this Agreement is required to be in writing and signed by bother GMAC and C-CAR.

    IN WITNESS WHEREOF, this Agreement is executed on 22ND day of August, 1997.

                                       CROSS CONTINENT AUTO RETAILERS, INC.

                                       By: /s/ BILL GILLILAND
                                          -----------------------------------



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                                       BILL GILLILAND,
                                       CHAIRMAN OF THE BOARD AND
                                       CHIEF EXECUTIVE OFFICER



                                   GENERAL MOTORS ACCEPTANCE CORPORATION

                                   BY:
                                       --------------------------------------
                                             DON ROHR
                                             AREA MANAGER

STATE OF TEXAS     )
                   )    ss.
COUNTY OF POTTER   )
         -------

    The foregoing instrument was acknowledged before me this _______ day of August, 1997 by BILL GILLILAND, as Chairman of the Board and Chief Executive Officer of Cross-Continent Auto Retailers, Inc., a Delaware Corporation, on behalf of the corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.


                                       /s/ Kathy Rieken
                                       -------------------------------------
[SEAL]                                     Notary Public


My Commission Expires:

     5-6-98
---------------


STATE OF TEXAS       )
                     )    ss.
COUNTY OF OKLAHOMA   )

    The foregoing instrument was acknowledged before me this ___ day of August, 1997 by DON ROHR, as Area Manager, of General Motors Acceptance Corporation, a corporation, on behalf of the corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.


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                                             ---------------------------------
[SEAL]                                               Notary Public


My Commission Expires:

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